================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          MERCURY GENERAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO OF MERCURY GENERAL CORPORATION]

                          MERCURY GENERAL CORPORATION
                            4484 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90010

                               ----------------

         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

To The Shareholders of
Mercury General Corporation

  Notice is hereby given that the Annual Meeting of Shareholders of MERCURY GENERAL CORPORATION (the "Company") will be held at the offices of the Company, 4484 Wilshire Boulevard, Los Angeles, California on May 14, 1997 at 10:00 a.m., for the following purposes:

    1. To elect nine directors for the ensuing year to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

    2. To consider and vote upon a proposal to amend the Articles of Incorporation of the Company to increase the authorized number of shares of Common Stock by 5,000,000 shares.

    3. To consider and vote upon the recommendation of the Board of Directors that KPMG Peat Marwick be appointed auditors of the Company for 1997.

    4. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 19, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

  Accompanying this Notice of Annual Meeting is a proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       /s/ Judy A. Walters

                                       Judy A. Walters, Secretary

Los Angeles, California
April 8, 1997

                          MERCURY GENERAL CORPORATION
                            4484 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90010

                               ----------------

                                PROXY STATEMENT

  The Board of Directors of the Company is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. May 14, 1997, at the offices of the Company, 4484 Wilshire Boulevard, Los Angeles, California. This Proxy Statement was first mailed to shareholders on April 8, 1997.

  All shareholders who find it convenient to do so are cordially urged to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

  A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted for the election of the Board's nominees for directors. Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

  Shareholders of record at the close of business on March 19, 1997 will be entitled to vote at the meeting. As of that date, 27,531,425 shares of common stock, without par value ("Common Stock"), of the Company were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Company, represented in person or by proxy at the meeting, constitutes a quorum.

  The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy will be borne by the Company.

                                    VOTING

  In voting for the election of directors of the Company under the California General Corporation Law, if, prior to the commencement of voting, any shareholder has given notice of his intention to cumulate his votes at the meeting, then all shareholders may cumulate their votes in the election of directors for any nominee if the nominee's name was placed in nomination prior to the voting. Under cumulative voting, each shareholder is entitled in the election of directors to one vote for each share held by him multiplied by the number of directors to be elected, and he may cast all such votes for a single nominee for director or may distribute them among any two or more nominees as he sees fit. If no such notice is given, there will be no cumulative voting. In the absence of cumulative voting, each shareholder may cast one vote for each share held by him multiplied by the number of directors to be elected, but may not cast more votes than the number of shares owned for any candidate and therefore a simple majority of the shares voting will elect all of the directors. Under either form of voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

  In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of nominees. The proxy may not be voted for more than nine persons.

  The affirmative vote of two-thirds of the outstanding shares is required to approve the amendment to the Articles of Incorporation to increase the authorized number of shares of Common Stock, and the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to appoint the auditors. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on these proposals, and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved, and therefore will not have the effect of a negative vote with respect to the appointment of the auditors.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 1997, by (i) each shareholder known by the Company to be a beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 6 and (iv) executive officers and directors of the Company as a group.

                                                 AMOUNT AND        PERCENTAGE
                                                 NATURE OF             OF
                                                 BENEFICIAL        OUTSTANDING
     NAME OF BENEFICIAL OWNER                   OWNERSHIP(1)         SHARES
     ------------------------                   ------------       -----------
     George Joseph.............................   9,500,332(2) (3)    34.5%
      Director and Named Executive Officer
     Gloria Joseph.............................   4,580,800(2) (4)    16.6
      Director
     Nicholas Company, Inc.....................   2,641,600(5)         9.6
     Cooper Blanton, Jr........................      50,332             *
      Named Executive Officer
     Michael D. Curtius........................      55,232             *
      Director and Named Executive Officer
     Bruce E. Norman...........................      24,241(6)          *
      Named Executive Officer
     Joanna Y. Moore...........................      10,332             *
      Named Executive Officer
     Charles E. McClung........................      13,000             *
      Director
     Donald P. Newell..........................       3,000(7)          *
      Director
     Donald R. Spuehler........................       4,144             *
      Director
     Nathan Bessin.............................       2,000             *
      Director
     Bruce A. Bunner...........................       1,000             *
      Director
     Richard E. Grayson........................       2,000             *
      Director
     All Executive Officers and Directors......  14,297,764           51.9%

--------
 *Less than 1.0% of the outstanding Common Stock.

(1) As to each person or group in the table, the table includes the following shares issuable upon exercise of options which are exercisable within 60 days from March 1, 1997: Michael Curtius, 45,300; Joanna Moore, 10,000; Bruce Norman 2,000; all executive officers and directors as a group, 69,600.

(2) As of October 7, 1985, George Joseph, Gloria Joseph and the Company entered into an agreement with respect to the ownership by George and Gloria Joseph of the Company's Common Stock. The agreement provides, among other things, that the shares of Common Stock held jointly were halved and transferred into the separate names of George Joseph and Gloria Joseph under their individual and independent control. In addition, Gloria Joseph has certain rights to have her shares registered for sale pursuant to the Securities Act of 1933. The registration rights provided to Gloria Joseph will terminate at such time as she ceases to hold at least five percent of the then outstanding shares of the Company's Common Stock.

(3) George Joseph's business address is c/o Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010.

(4) Gloria Joseph's business address is c/o Mercury General Corporation, 4484 Wilshire Boulevard, Los Angeles, California 90010. Includes 800 shares held in trust for Gloria Joseph's daughter, Ellen Joseph.

(5) The address of Nicholas Company, Inc. is 700 North Water Street, Milwaukee, Wisconsin 53202. Includes 2,522,800 shares held by Nicholas Fund, Inc. and 200,000 shares held individually by Albert O. Nicholas, the president, director and majority shareholder of Nicholas Company, Inc., which were reported on a joint Schedule 13G filed with the Company dated February 10, 1997. According to the Schedule 13G, Nicholas Company, Inc. has sole or shared voting power over no shares and has sole dispositive power over 2,641,600 shares, Nicholas Fund has sole voting power over 2,522,800 shares and Mr. Nicholas has sole voting and sole dispositive power over 200,000 shares.

(6) Bruce Norman is married to Donna Moore, Vice President and Controller of the Company, another executive officer. Does not include 12,208 shares held by Donna Moore, as to which Mr. Norman disclaims beneficial ownership.

(7) Such 3,000 shares are owned by Donald P. Newell as custodian for the benefit of his children.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company has nominated and recommends for election as directors the following nine persons to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and shall qualify. All of the nominees are presently directors of the Company. The enclosed proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

  The table below indicates the position with the Company, tenure as director and age of each nominee as of March 15, 1997.

                                                                    DIRECTOR
      NAME                      POSITION WITH THE COMPANY       AGE  SINCE
      ----                      -------------------------       --- --------
      George Joseph       Chairman of the Board                 75    1961(1)
                          and Chief Executive Officer
                          of the Company
      Michael D. Curtius  President and Chief Operating Officer 47    1996
                          and Director of the Company
      Gloria Joseph       Director                              73    1961(1)
      Donald P. Newell    Director                              59    1979(1)
      Charles E. McClung  Director                              82    1961(1)
      Donald R. Spuehler  Director                              62    1985
      Nathan Bessin       Director                              71    1991
      Bruce A. Bunner     Director                              63    1991
      Richard E. Grayson  Director                              67    1985

--------
(1) Date shown is the date elected a director of Mercury Casualty Company, a predecessor of the Company. Each of these individuals was elected a director of the Company in 1985.

  Directors are elected at each annual meeting of the shareholders for one year and hold office until their successors are elected and qualified. Executive officers serve at the pleasure of the Board of Directors.

  George Joseph, Chief Executive Officer of the Company and Chairman of its Board of Directors, has served in those capacities since 1961. He has more than 45 years experience in all phases of the property and casualty insurance business.

  Michael D. Curtius has served as President and Chief Operating Officer of the Company since May 1995 and as a director of the Company since February 1996. He served as Vice President and Chief Claims Officer from October 1987 until May 1995.

  Gloria Joseph served as Vice President of the Company from 1961 until 1985.

  Charles E. McClung is the president and principal shareholder of McClung Insurance Agency, Inc., an insurance agency located in Montebello, California.

  Donald P. Newell has been a partner of the law firm of Latham & Watkins of San Diego, California for more than five years. He is also a director of SCPIE Holdings Inc., an insurance holding company.

  Donald R. Spuehler has been retired since February 1995. From February 1992 through January 1995, Mr. Spuehler was of counsel to the law firm of O'Melveny & Myers of Los Angeles, California. For more than the prior five years, Mr. Spuehler was a partner of O'Melveny & Myers.

  Nathan Bessin has been the Managing Partner of J. Arthur Greenfield & Co., Certified Public Accountants, for more than five years. He has been a director of Williams-Sonoma, Inc., since 1983.

  Bruce A. Bunner has been President of Financial Structures, Limited, a Bermuda based insurance company and a subsidiary of Pitney Bowes, Inc. since January 1996. From April 1994 to April 1995, Mr. Bunner served as Director of External Affairs of Zurich Centre Advisors, Inc., a consulting company specializing in insurance and reinsurance risk arrangements. From January 1991 to April 1994, he served as Chairman of the Board of Centre Reinsurance Company of New York, a reinsurance company. Mr. Bunner was a partner in the firm of KPMG Peat Marwick LLP, Certified Public Accountants, from 1974 to 1990, except during the period from 1983 to 1986 when he served as Insurance Commissioner of the State of California. Mr. Bunner is currently a director of American Progressive Life and Health Insurance Company, a subsidiary of Universal American Financial Corp, a publicly-held corporation, and a director of Amwest Insurance Group.

  Richard E. Grayson has been retired since January 1995. For more than five years prior to such time, Mr. Grayson was Vice President of Union Bank of Los Angeles, California and President and Director of Current Income Shares, Inc., a publicly-held closed end investment company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES THEREOF

  The Board of Directors held four meetings during the last fiscal year and will meet quarterly during the current fiscal year. In 1996, each director attended at least 75% of the aggregate of all meetings held by the Board of Directors and all meetings held by all committees of the Board on which such director served. Directors are paid $2,500 per quarter plus $2,500 per meeting attended and reimbursement for their out-of-pocket expenses incurred in attending such meetings.

  The Company has an Audit Committee currently consisting of Nathan Bessin, Donald P. Newell and Donald R. Spuehler, with Nathan Bessin acting as Chairman of such Committee. The Audit Committee held two meetings in 1996. The Audit Committee's responsibilities include, among other things, recommending the selection of the Company's independent certified public accountants and meeting with the accountants regarding their management letters and the annual audit. Members of the Audit Committee receive $500 per meeting attended plus reimbursement of their out-of-pocket expenses incurred in attending such meetings.

  The Company has a Compensation Committee currently consisting of Donald R. Spuehler, Bruce A. Bunner and Richard E. Grayson, with Donald R. Spuehler acting as Chairman of such Committee. The Compensation Committee held three meetings in 1996 and held numerous telephonic consultations with the Company regarding executive compensation and administration of the Company's stock option plan. The responsibilities of the Compensation Committee include, among other things, reviewing, approving and reporting to the Board the Company's compensation policies with respect to its executive officers, reviewing the Company's overall compensation policy and making recommendations with respect thereto, and administering the Company's stock option plan. Members of the Compensation Committee receive $500 per meeting attended plus reimbursement of their out-of-pocket expenses incurred in attending such meetings. The Chairman of the Compensation Committee also receives compensation based upon the number of additional hours spent on committee matters.

  The Board of Directors has not designated a nominating committee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors unanimously recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on their proxy cards.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth, for the periods indicated, the compensation of the Company to its Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer.

                                                   ANNUAL
                                                COMPENSATION
                                              -----------------    ALL OTHER
                                         YEAR  SALARY   BONUS   COMPENSATION(1)
      NAME AND PRINCIPAL POSITION        ----  ------  -------- ---------------
George Joseph                            1996 $492,000 $352,579    $ 26,130
Chairman and Chief Executive Officer     1995  492,000  214,580      24,762
                                         1994  492,000  197,847      19,788
Michael D. Curtius                       1996 $308,750 $345,204    $ 30,630
President and Chief Operating Officer    1995  268,750  206,879      13,382
                                         1994  208,140  186,721      11,170
Cooper Blanton, Jr.                      1996 $240,000 $ 62,343    $ 12,630
Executive Vice President                 1995  240,000  204,074      13,382
                                         1994  225,769  186,753      11,162
Bruce E. Norman                          1996 $148,800 $255,259    $  6,863
Vice President -- Marketing              1995  140,016  102,874       9,751
                                         1994  130,496   94,102      11,162
Joanna Y. Moore                          1996 $147,600 $172,339    $ 12,630
Vice President and Chief Claims Officer  1995  132,000  103,040      13,382
                                         1994  112,725   93,000      11,289

--------

(1) Amounts shown include the Company's contributions under its profit sharing plan for Company employees, the Company's matching contributions under a 401(k) option to the profit sharing plan, the year-end value of stock contributed under the ESOP feature of the profit sharing plan and, for George Joseph and Michael Curtius only, director fees. Those amounts, expressed in the same order as above, for the named executive officers for 1996 are as follows: George Joseph -- $3,022, $0, $5,108, $18,000; Michael
    Curtius -- $3,022, $4,500, $5,108, $18,000; Cooper Blanton, Jr. -- $3,022,
    $4,500, $5,108; Bruce Norman -- $1,708, $2,266, $2,888; and Joanna
    Moore --$3,022, $4,500, $5,108.

OPTIONS EXERCISED IN 1995 AND YEAR-END VALUES

  The Company has a stock option plan for key executives. The following tables set forth information regarding the grant and exercise of stock options during 1996 by the named executive officers and the value of unexercised stock options as of December 31, 1996.

                      OPTION GRANTS IN LATEST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                         ---------------------------------------------
                                     PERCENT OF                        POTENTIAL REALIZABLE VALUE
                         NUMBER OF  TOTAL OPTIONS                      AT ASSUMED ANNUAL RATES OF
                         SECURITIES  GRANTED TO   EXERCISE              STOCK PRICE APPRECIATION
                         UNDERLYING   EMPLOYEES    OR BASE                 FOR OPTION TERM(2)
                          OPTIONS     IN FISCAL     PRICE   EXPIRATION ---------------------------
          NAME           GRANTED(1)     YEAR      ($/SHARE)    DATE         5%            10%
          ----           ---------- ------------- --------- ---------- ------------- -------------
Bruce E. Norman.........   10,000      16.67%     $48.8125   2/2/2006  $     306,979 $     777,945

--------
(1) These options were granted at the fair market value of the stock on the date of grant and become exercisable over 5 years at 20% per year beginning on the first anniversary of the grant date.
(2) These figures are calculated pursuant to SEC rules by multiplying the number of options granted by the difference between the option exercise price and a future hypothetical stock price, assuming the value of Company common stock appreciates 5% or 10% each year, compounded annually, for the life of the options. These figures are not intended to forecast possible future appreciation, if any, of the Company's stock price.

         OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                       NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                            OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                         DECEMBER 31, 1996          DECEMBER 31, 1996
                                                     ------------------------- ----------------------------
                         SHARES ACQUIRED    VALUE
          NAME             ON EXERCISE   REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE(2)
          ----           --------------- ----------- ----------- ------------- ----------- ----------------
Michael D. Curtius......     10,000       $342,500     45,300       40,000     $1,783,719      $825,000
Bruce E. Norman.........        --             --         --        10,000            --       $ 36,875
Joanna Y. Moore.........        --             --       8,000       12,000     $  175,500      $254,500

--------
(1) Fair market value of underlying securities at exercise minus the exercise price.

(2) The value of unexercised options represents the difference between the closing price of the Common Stock on December 31, 1996, which was $52.50 per share, and the exercise price of the options.

  George Joseph, the Chief Executive Officer and principal shareholder of the Company, has not been granted options under the Company's plan.

REPORT OF THE COMPENSATION COMMITTEE

  The duty of the Compensation Committee on an ongoing basis is to review, approve and report to the Board the compensation policies of the Company with respect to its executive officers. The Committee also reviews in detail with the Board its recommendations of the factors and criteria upon which the Company's Chief Executive Officer's compensation is based and the level of compensation recommended. With the appointment of Mr. Curtius as President of the Company on May 5, 1995, the Committee has been delegated this same responsibility with respect to the compensation of the President.

  In general, pursuant to Board policy embodied in a standing resolution adopted at the Board's January 31, 1986 meeting, Mr. Joseph, as President and Chief Executive Officer of the Company, was given authority to establish compensation for all other executive officers. With Mr. Curtius' appointment as President, Mr. Joseph retains this authority except with respect to the compensation of the President. Mr. Joseph has periodically reported key executive appointments and key decisions as to executive compensation to the Board and this information has been recorded in Board minutes from time to time.

 Executive Officers Other Than the Chief Executive Officer

  The compensation policy of the Company adopted by Mr. Joseph for all executive officers other than the President, in effect for calendar 1996, has been reviewed and endorsed by the Compensation Committee and the Compensation Committee expects, as described in this report, that such policy will be continued in 1996.

  After appointment of Mr. Curtius as President in May of 1995, the Compensation Committee approved an increase in his base compensation effective June 1, 1996.

  The basic strategy of the Company is that executive officers subject to Mr. Joseph's review should be compensated in general above the median for executives in like positions in comparable insurance companies, as determined by him based on his experience in the industry and continuing surveillance of industry practice. Further, the policy of the Company is that certain key executives should receive a substantial portion of their annual compensation based on performance in areas which they control.

  The executive officers responsible for underwriting and claims have, since the Company became publicly held in 1985 and for a substantial prior period, received a yearly bonus pursuant to a formula based on underwriting results. The executive officer responsible for marketing has received a bonus in that same period based on a formula which takes into account underwriting results and net premiums written. Smaller bonuses, not formula-based, are paid to the remaining executive officers based on the judgment of the Chief Executive Officer as to each officer's overall contribution to performance. This general bonus structure was continued in

1996 and, with appropriate modification to reflect changes in management responsibilities and additional criteria reflecting contribution to Company performance, will be continued in 1997.

  Salaries for executive officers are reviewed on a yearly basis. Salary increases take into account the same factors used with respect to formula bonuses--underwriting results and revenues. Also taken into account are factors reflecting the ability of the individual executive to manage direct and indirect costs as the volume of business varies, turnover and morale with respect to employees under the executive's management, the expense of adjusting claims, and prevailing salaries in the industry, with all factors taken into account over appropriate cycles of rates, premiums and profitability of the Company and the industry.

  In addition to the nondiscriminatory tax-qualified profit sharing plan and tax-deferred Section 401(k) option to that plan maintained for employees, the Company maintains a stock option plan under which key employees are granted options at 100% of fair market value of Company stock on the date of grant. The overall policy of the Company, as approved by the Board and Compensation Committee and embodied in awards made by the Committee, is that key officers and managers responsible for success of the Company should hold options in Company stock under that program. In 1996, options on 50,000 shares of Company Stock were granted to 5 optionees who were not named executive officers. Such grants were made effective February 2, 1996 and August 2, 1996 at 100% of then fair market value. In addition an option on 10,000 shares of Company Stock under the plan was granted on February 2, 1996 to one of the named executive officers at 100% of then fair market value.

 The Chief Executive Officer

  Mr. Joseph's base compensation has not been increased since its approval at the current level by the Board on August 3, 1990 and has been at substantially the same level since 1985.

  Additional compensation paid to Mr. Joseph in 1996 included director fees and a bonus equivalent to one-half month's pay which is the level of bonus awarded to all employees. In addition, a bonus based on 1996 underwriting results was accrued in 1996 to be paid in 1997. This bonus was accrued under the same formula used in determining the bonuses payable to executive officers responsible for underwriting and claims. Mr. Joseph does not hold any options under the Company's stock option plan.

  The Company has experienced an increase of more than 760% in net premiums written and an increase of more than 960% in net income from 1984 through 1996. Discussions of the Compensation Committee with Mr. Joseph have explored in depth the issue of the stability of Mr. Joseph's compensation compared to the Company's performance. Because of Mr. Joseph's substantial stock ownership in the Company, the success he has achieved as Chief Executive Officer responsible for the Company's overall achievement has been reflected directly in the value of his equity in the Company. In addition, as an overall matter of Company compensation policy, Mr. Joseph has emphasized his strong view that the morale of employees of the Company at every level and their performance is due in no small measure to the perception of fairness of the overall salary structure reaching from the Company's top executive to the lowest paid entry employee. Given these factors and discussions, Mr. Joseph's base compensation was continued at the 1995 level in 1996.

  Based on the above, Mr. Joseph's compensation, including additional compensation and formula bonus accrual, will remain at its 1996 level in 1997.

  The Compensation Committee has reviewed 1995 compensation of executives in certain selected California and comparable insurance companies as publicly available in proxy statements. The Committee has also reviewed a 1996 summary of executive compensation practices in financial companies prepared by a branch of the Company's auditors. Taking into account this and related information, the Compensation Committee believes that the level of Mr. Joseph's compensation is, without taking into account his equity interest in the Company, well below the median for comparable companies.

 Internal Revenue Code Section 162(m)

  The Committee has considered the potential impact of Section 162(m) (the "Section") of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1933. The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, other than compensation that is performance-based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Company believes that any options granted under the 1995 Stock Option Plan of Mercury General Corporation will meet the requirement of being performance-based under the provisions provided in the regulations under the Section, the Committee has concluded that the Section should not reduce the tax deductions available to the Company and that no changes to the Company's compensation program were needed in this regard.

 February 7, 1997                         The Compensation Committee

                                          Donald R. Spuehler, Chair
                                          Bruce A. Bunner
                                          Richard E. Grayson

PERFORMANCE GRAPH

  The graph below compares the cumulative total shareholder return on the shares of Common Stock of the Company (MCY) for the last five years with the cumulative total return on the Standard and Poor's 500 Index and a peer group comprised of selected property and casualty insurance companies over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the peer group on January 1, 1992 and the reinvestment of all dividends).

                COMPARATIVE FIVE-YEAR CUMULATIVE TOTAL RETURNS
           MERCURY GENERAL CORP., S&P 500 INDEX AND PEER GROUP INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           Mercury                      Broad
(Fiscal Year Covered)        General Corp   Peer Group    Market
---------------------        ------------   ----------    ------
Measurement Pt-  1991        $100           $100          $100
FYE   1992                   $186.40        $125.43       $107.64
FYE   1993                   $205.21        $125.24       $118.50
FYE   1994                   $201.46        $120.10       $120.06
FYE   1995                   $341.95        $170.70       $165.18
FYE   1996                   $383.83        $207.27       $203.11

ASSUMES $100 INVESTED ON JAN. 1, 1992
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 1996


  The peer group consists of those companies that are included in the Property/Casualty Insurance Group in the Value Line Investment Survey: Ace Limited, 20th Century Industries, AllState Corporation, American Financial Group, Capsure Holdings, Chubb Corporation, Cincinnati Financial Corporation, Fremont General Corporation, Frontier Insurance Group, GAINSCO, INC., General Re Corp., Hartford Steam Boiler Inspection and Insurance Company, ITT Hartford, Ohio Casualty Corp., Old Republic International Corp., Orion Capital Corporation, Progressive Corporation of Ohio, SAFECO Corporation, Selective Insurance Group, Inc., St. Paul Companies, Inc., Transatlantic Holdings, Inc. , USF&G Corporation, and The W.R. Berkley Corp.

                             CERTAIN TRANSACTIONS

  Ellen Joseph, the daughter of George and Gloria Joseph, is the beneficial owner of Metro West Insurance Services, Inc., a California insurance agency whose common stock is held in a trust for which George Joseph acts as trustee. In 1996, the Company paid commissions to that agency in accordance with the Company's standard agency contract of $481,022. Louise Toney, George Joseph's sister, acts as manager for the agency and receives as compensation a portion of those commissions.

  Charles E. McClung, a director of the Company, is the principal shareholder of McClung Insurance Agency, Inc. which has been an independent agent of the Company since 1962. In 1996, the Company paid commissions to that agency of $363,490.

  Donald P. Newell, a director of the Company, is a partner of Latham & Watkins, a law firm the Company retained to perform certain legal services in 1996 and 1997.

                                  PROPOSAL 2:

                    AMENDMENT TO ARTICLES OF INCORPORATION
                         TO INCREASE AUTHORIZED SHARES

GENERAL

  On February 7, 1997, the Board of Directors of the Company authorized an amendment to the Articles of Incorporation of the Company to increase the total authorized shares of Common Stock from 30,000,000 to 35,000,000 subject to stockholder approval at the Annual Meeting. Such increase in the number of authorized shares of Common Stock of the Company would be effected by amending Article Seven of the Articles of Incorporation to read as follows: "SEVEN: The corporation is authorized to issue only one class of shares to be designated "Common Stock.' The total number of said shares which the corporation shall have authority to issue is Thirty-Five Million (35,000,000) shares; and, the shares shall be without par value." The additional shares of Common Stock for which authorization is sought herein would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Holders of Common Stock have no preemptive or other subscription rights.

PURPOSES AND EFFECTS OF THE AUTHORIZED SHARES AMENDMENT

  The Articles of Incorporation presently authorize the issuance of 30,000,000 shares of Common Stock, without par value. As of March 19, 1997, 27,531,425 shares of Common Stock were issued and outstanding and 356,675 shares were reserved for future issuance pursuant to stock options outstanding. The Company thus has only a limited number of authorized but unissued shares available for issuance under its option plans.

  The Company has no present plans to issue any additional shares of authorized but unissued stock, except pursuant to its existing 1995 Equity Participation Plan. However, management believes it advisable for the Company to have an increased number of shares of authorized Common Stock available for future issuance for various corporate purposes at the discretion of the Board of Directors and without further authorization by the stockholders, except as may be required by law or the New York Stock Exchange (which requires shareholder approval as a prerequisite to the listing of securities under certain circumstances). Such corporate purposes might include the sale of stock to obtain additional capital funds, the acquisition or merger into the Company of other companies, the declaration of stock dividends, or the adoption of additional employee compensation plans. The Company has no present plans to issue the increased shares of Common Stock, so the transaction or transactions in which the shares might be issued cannot be described. The proposed increase in the number of authorized shares of common stock will not change the number of shares of stock currently outstanding or the rights of the holders of such stock.

  The Board of Directors' ability to issue the increased number of shares of Common Stock might discourage a takeover attempt because the issuance of additional shares could dilute the voting power of the Common Stock then outstanding. The Company is not aware of any effort to accumulate the Common Stock or obtain control of the Company by a tender offer, proxy contest, or otherwise, and the Company has no present intention to use the increased shares of authorized common stock for anti-takeover purposes.

REQUIRED VOTE FOR APPROVAL AND RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of two-thirds of the outstanding shares of Common Stock is required to approve the proposed amendment to the Articles of Incorporation. Your Board of Directors recommends a vote FOR approval of this amendment.

                                  PROPOSAL 3:

                             APPROVAL OF AUDITORS

  Proposal 3 concerns the recommendation of the Audit Committee and the Board of Directors that KPMG Peat Marwick will be appointed auditors for 1997, which is being presented to the shareholders for approval. Representatives of KPMG Peat Marwick will be present at the meeting, will be available to respond to questions and may make a statement if they so desire.

  The Board unanimously recommends that shareholders vote FOR the appointment of KPMG Peat Marwick as auditors for 1997.

                            SECTION 16(A) REPORTING

  Each director, executive officer of the Company, and person who owns more than 10% of a registered class of the Company's equity securities is required by Section 16(a) of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission by a specified date his or her transactions in the Company's securities. To the Company's knowledge, in 1995 all persons required to comply with the applicable Section 16(a) filing requirements did so. These statements are based solely on a review of the copies of such reports furnished to the Company by its officers, directors and securityholders and their written representations that such reports accurately reflect all reportable transactions and holdings.

                             SHAREHOLDER PROPOSALS

  Any proposal of a shareholder of the Company intended to be presented at the next Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company not later than December 10, 1997, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  The Company does not know of any business other than that described herein which will be presented for consideration or action by the shareholders at the meeting. If, however, any other business shall properly come before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes.

                         ANNUAL REPORT TO SHAREHOLDERS

  The Company's Annual Report to Shareholders is being mailed with the Proxy Statement to shareholders of record on March 19, 1997. Upon request the Company will furnish the Annual Report to any shareholder.

                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       /s/ Judy A. Walters

                                       Judy A. Walters, Secretary

Los Angeles, California
April 8, 1997

                          MERCURY GENERAL CORPORATION
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 1997
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          MERCURY GENERAL CORPORATION

     The undersigned Shareholder(s) of MERCURY GENERAL CORPORATION (the "Company") hereby constitutes and appoints George Joseph, Charles E. McClung and Michael D. Curtius, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 14, 1997, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

     The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed and FOR Proposals 2 and 3.

     ESOP Participants: As to those Common Shares that are held for the undersigned in the Employee Stock Ownership Plan feature of the Company's Profit Sharing Plan, I instruct the Trustee of such plan to sign a proxy for me and to mark the proxy as I specify on the reverse side. If I do not so specify or return the signed proxy, I understand that the Administrative Committee of such plan will instruct the Trustee how to vote the shares.

     The undersigned revokes any prior proxy at such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

                                                    MERCURY GENERAL CORPORATION
(Please sign and date on reverse side)              P.O. BOX 11379
                                                    NEW YORK, N.Y. 10203-0379

                            Detach Proxy Card Here

PROPOSAL 1. ELECTION OF    FOR all nominees  [ ]
            DIRECTORS      listed below.

WITHHOLD AUTHORITY to vote      [ ]        *EXCEPTIONS  [ ]
for all nominees listed below.

Nominees: George Joseph, Charles E. McClung, Gloria Joseph, Donald R. Spuehler,
          Richard E. Grayson, Donald P. Newell, Bruce A. Bunner, Nathan Bessin, Michael D. Curtius
[INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.]

*Exceptions
            ------------------------------------------------------------------

PROPOSAL 2. To amend the Articles of Incorporation to increase the authorized shares of Common Stock to 35,000,000 from 30,000,000.

                    FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

PROPOSAL 3. To approve KPMG Peat Marwick as auditors for the year 1997.

                    FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                 Change of Address and/or Comments Mark here [ ]

                                       Important: Please sign exactly as your
                                       name appears on the Company's Common
                                       Stock Certificate. When signing as
                                       Attorney, Executor, Administrator,
                                       Trustee, Guardian or otherwise, give your full title as such. Each joint tenant should sign.


                                       Dated:                           ,  1997
                                              --------------------------

                                        ----------------------------------------
                                                Signature of Shareholder

                                        ----------------------------------------
                                                Signature if held jointly

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                                                 Votes must be indicated
                                                 (X) in Black or Blue ink.